SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): AUGUST 13, 1998

                            CORNELL CORRECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    1-14472
                            (Commission File Number)

               DELAWARE                                 76-0433642
      (State or other jurisdiction                   (I.R.S. Employer
           of incorporation)                       Identification Number)

                            4801 WOODWAY, SUITE #100E
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices and zip code)

                                (713) 623-0790
             (Registrant's telephone number, including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

   On August 13, 1998, Cornell Corrections, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary, Cornell Corrections of Alaska, Inc., acquired substantially all of the Alaskan assets of Allvest, Inc. (the "Acquisition"). The Acquisition was completed pursuant to an Asset Purchase Agreement dated as of June 20, 1998 by and between the Company and Allvest, Inc., St. John Investments, Inc., and William C. Weimar. The Company paid an aggregate purchase price of $20.0 million and financed the purchase with borrowings from the revolving line of credit under its credit facility with ING (U.S.) Capital Corporation. The Acquisition is being treated as a purchase for accounting purposes.

   The Acquisition included the operations of five pre-release facilities located in Anchorage, Fairbanks and Bethel, Alaska with a total offender capacity of 540 beds and the real properties of three of the five facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            As of the filing date of this Form 8-K, the Company has found it impracticable to file the required financial statements of the acquired business. The Company intends to file the required financial statements as soon as they become available but in any event no later than 60 days after the deadline for filing this report on Form 8-K.

        (B) PRO FORMA FINANCIAL INFORMATION.

            As of the filing date of this Form 8-K, the Company has found it impracticable to file the required pro forma financial information for the Acquisition. The Company intends to file the required pro forma financial information as soon as it becomes available but in any event no later than 60 days after the deadline for filing this report on Form 8-K.

        (C) EXHIBITS.

        2.1 Asset Purchase Agreement dated as of June 20, 1998 by and between Cornell Corrections, Inc. and Allvest, Inc., St. John Investments, Inc., and William C. Weimar.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CORNELL CORRECTIONS, INC.

Date:  AUGUST 27, 1998                          By: /s/ BRIAN E. BERGERON
                                                    Brian E. Bergeron
                                                    Chief Financial Officer
                                                    and Treasurer